EXHIBIT 21

AS OF 3/10/00

SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.

Name	Where Incorporated or Organized
Ambrit Holdings, Inc.	Delaware
American Shipholding Group, Inc.	New York
Amerikanis Company Limited	Liberia
Amity Products Carriers, Inc.	Delaware
Ania Tanker Corporation	Marshall Islands
Antilles Bulk Holdings N.V.	Netherlands Antilles
Atlantia Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Panama
Baywatch Marine Inc.	Liberia
Britamer Holding Company Limited	Liberia
Britanis Company Limited	Liberia
Cambridge Tankers, Inc.	New York
Caribbean Tanker Corporation	Marshall Islands
Community Ocean Services, Inc.	New York
Concert Tanker Corporation	Liberia
Concord Tanker S.A.	Panama
Delphina Tanker Corporation	Delaware
Diane Tanker Corporation	Marshall Islands
Dorado Tanker Corporation	Panama
East Coast Gaugings Limited	England
Eighth Aframax Tanker Corporation	Marshall Islands
ERN Holdings Inc.	Panama
Fifth Aframax Tanker Corporation	Marshall Islands
First Pacific Corporation.	Marshall Islands
First Products Tankers, Inc.	Marshall Islands
First Shipco Inc.	Liberia
First Union Tanker Corporation	Marshall Islands
First United Shipping Corporation	Liberia
400 Equity Corporation	Delaware
401 Equity Corporation	Delaware
Fourth Aframax Tanker Corporation	Marshall Islands
Fourth Products Tankers, Inc.	Marshall Islands
Fourth Spirit Holding N.V.	Netherlands Antilles
Friendship Marine Inc.	Liberia
General Guaranty Corporation	Delaware
Hyperion Shipping Corporation	Liberia
Imperial Tankers Corporation	Marshall Islands
Intercontinental Bulktank Corporation	New York
Intercontinental Coal Transport Inc.	Delaware
Intercontinental Coal Transport Limited	Bermuda
International Seaways, Inc.	Liberia
Interocean Tanker Corporation	Marshall Islands
Island Tanker S.A.	Panama
ITI Shipping S.A.	Panama
Juneau Tanker Corporation	New York
Majestic Tankers Corporation	Marshall Islands
Mansfield Marine Corporation	Marshall Islands
Marina Tanker Corporation	Marshall Islands
Moran Maritime Associates (partnership)	Delaware
New Orleans Tanker Corporation	Delaware
Northanger Shipping Corporation	Marshall Islands
Northwestern Tanker Corporation	Marshall Islands
Ocean Bulk Ships, Inc.	Delaware
Oleron Tanker S.A.	Panama
Olympia Tanker Corporation	Marshall Islands
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
OSG Financial Corp.	Delaware
OSG Foundation	New York
OSG Group Purchasing Limited	England
OSG International Partners (partnership)	Liberia
OSG International, Inc.	Marshall Islands
OSG Ship Management (London) Limited	England
OSG Ship Management Asia Pacific Pte Ltd.	Singapore
OSG Ship Management, Inc.	Delaware
OSGSM Pool, Inc.	Marshall Islands
Overseas Airship Corporation	Delaware
Overseas Bulktank Corporation	New York
Overseas Coal Transport Inc.	Delaware
Overseas Coal Transport Limited	Bermuda
Overseas Cruiseship Inc.	Cayman Islands
Overseas Petroleum Carriers, Inc.	Delaware
Philadelphia Tanker Corporation	Delaware
Regency Tankers Corporation	Marshall Islands
Reliance Shipping B.V.	Netherlands
Rex Shipholdings Inc.	Liberia
Rio Grande Bulk Carriers, Inc.	Marshall Islands
Royal Tankers Corporation	Marshall Islands
Ruby Tanker Corporation	Marshall Islands
Sapphire Tanker Corporation	Marshall Islands
Sargasso Tanker Corporation	Marshall Islands
Second Pacific Corporation	Marshall Islands
Second Products Tankers, Inc.	Marshall Islands
Second Union Tanker Corporation	Marshall Islands
Second United Shipping Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Ship Paying Corporation No. 1	Delaware
Ship Paying Corporation No. 2	Delaware
Ship Paying Corporation No. 3	Liberia
Sixth Aframax Tanker Corporation	Marshall Islands
Souter Shipping (Bermuda) Ltd.	Bermuda
Souter Shipping Limited	England
Spirit Shipping B.V.	Netherlands
Taunton Shipping Co. Ltd.	Cyprus
Third Aframax Tanker Corporation	Marshall Islands
Third Products Tankers, Inc.	Marshall Islands
Third Shipco Inc.	Delaware
Third United Shipping Corporation	Liberia
1320 Tanker Corporation	Marshall Islands
1321 Tanker Corporation	Marshall Islands
398 Equity Corporation	Delaware
399 Equity Corporation	Delaware
Timor Navigation Ltd.	Marshall Islands
Trader Shipping Corporation.	Liberia
Transbulk Carriers, Inc.	Delaware
Tropical United Shipping Corporation	Liberia
Tubarao Bulk Carriers, Inc.	Marshall Islands
U.S. Shipholding Group, Inc.	New York
Union Shipping Corporation	Japan
United Partners (partnership)	Liberia
United Steamship Corporation	Panama
Valdez Tankships Corporation	New York
Vega Tanker Corporation	Delaware
Venus Tanker Corporation	Marshall Islands
Vivian Tankships Corporation	New York
Western Ship Agencies Limited	England
Wolcon Corp.	Delaware